UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

CADIZ INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 South Hope Street, Suite 2850

Los Angeles, California 90071

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2017 (the “Effective Date”) Cadiz Inc. (the “Company”) and Cadiz Real Estate LLC (collectively, “Cadiz”) entered into that certain Settlement Agreement and Release with MSD Master Credit Opportunity Fund, L.P., Milfam II L.P. and WPI-Cadiz Farm CA, LLC (collectively, the “Lenders”) pursuant to which the Company agreed to issue an aggregate of 264,096 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) with an aggregate value of $3,301,183.86 in connection with the settlement of certain disputes related to the delivery of a notice of prepayment pursuant to that that certain Amended and Restated Credit Agreement, dated as of October 30, 2013 (as amended from time to time) (the “Credit Agreement”) by and among Cadiz, the Lenders and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The circumstances surrounding such dispute are more fully described in that certain Amended and Restated Payoff Agreement and Stipulation, dated May 24, 2017, by and among Cadiz, the Lenders and the Agent (the “Payoff Agreement”) and filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2017. Effective upon the delivery of the Shares, the outstanding warrants A-1, A2 and A-3 (collectively, the “Warrants”) registered in the name of the Lenders and pursuant to which the Lenders had the right to purchase up to 357,500 shares of the Company’s Common Stock may not be exercised and shall be deemed cancelled and retired on the books and records of the Company. The Warrants issued to the Lenders are described in and attached as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on December 1, 2016. The Company will not receive any proceeds in connection with the issuance of the Shares.

Upon each Lender’s receipt of the Shares, each Lender, on behalf of their respective agents, employees, representatives, assignors, insurers, heirs and assigns (the “Lender Parties”) will release the Cadiz Parties from any and all charges, complaints, claims, causes of action, liabilities of any kind, rights, obligations, accountings or damages arising from the Credit Agreement and all amendments thereto, the Payoff Agreement, the loans evidenced by the Credit Agreement, the Warrants, or the referenced dispute that may have existed on or before the Effective Date. In addition, Cadiz, and each of them, on behalf of themselves and their respective agents, employees, representatives, assignors, insurers, heirs and assigns (collectively, the “Cadiz Parties”), will each release the Lender Parties from any and all charges, complaints, claims, causes of action, liabilities of any kind, rights, obligations, accountings or damages arising from the Credit Agreement and all amendments thereto, the Payoff Agreement, the loans evidenced by the Credit Agreement, the Warrants, or the referenced dispute that may have existed before the Effective Date.

In accordance with the terms of the Settlement Agreement, the Shares are being issued pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-214318) previously filed with the Commission and declared effective November 14, 2016 and a related prospectus supplement filed with the Commission.

A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The discussion above does not purport to be a complete description of the Settlement Agreement and such discussion is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporate herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
10.1	Settlement Agreement and Release, dated as of October 2, 2017, by and among Cadiz Inc., Cadiz Real Estate LLC, MSD Master Credit Opportunity Fund, L.P., Milfam II L.P. and WPI-Cadiz Farm CA, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2017

CADIZ INC.

By:	/s/ Timothy Shaheen
Timothy Shaheen,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
10.1	Settlement Agreement and Release, dated as of October 2, 2017, by and among Cadiz Inc., Cadiz Real Estate LLC, MSD Master Credit Opportunity Fund, L.P., Milfam II L.P. and WPI-Cadiz Farm CA, LLC.

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